PNWWC HOLDINGS, INC.
                                AND SUBSIDIARIES

                                   -----------

                               REPORT ON AUDIT OF
                        CONSOLIDATED FINANCIAL STATEMENTS

                      for the year ended December 31, 1999

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------




To the Board of Directors
  PNWWC Holdings, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of PNWWC Holdings, Inc. and Subsidiaries as of December 31, 1999, and the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of PNWWC Holdings, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PNWWC Holdings, Inc. and Subsidiaries as of December 31, 1999, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



GUNNING, STENSON & PRICE, P.S. /s/

Bellevue, Washington
February 25, 2000



                      PNWWC HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 1999
                                  ------------

                                     ASSETS
                                                                                     1999
                                                                                     ----
Current assets:
   Cash and cash equivalents:
         Unrestricted                                                            $    710,528
         Restricted                                                                   163,915
   Accounts receivable:
         Trade, net of allowance for doubtful accounts of $54,208                   1,150,384
         Employees                                                                      7,318
   Notes receivable                                                                   100,000
   Operating supplies                                                                  94,472
   Prepaid expenses and other                                                          84,669
                                                                                 ------------
          Total current assets                                                      2,311,286

Properties, net (Note 5)                                                            8,284,487
Investments                                                                           566,813
Lease purchase option                                                               1,611,073
Goodwill (Note 1)                                                                     791,076
Note receivable                                                                       105,000
Other                                                                                   1,076
Deferred charges, net of accumulated amortization
     of $701,923                                                                      627,052
                                                                                 ------------
              Total assets                                                       $ 14,297,863
                                                                                 ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt (Note 4)                                    $  4,945,838
   Accounts payable:
         Trade                                                                        690,886
         Minority interest purchase (Note 1)                                          800,000
   Interest payable                                                                    98,962
   Accrued liabilities                                                                349,817
   Income taxes payable (Note 7)                                                    2,165,119
   Business taxes                                                                      95,325
   Accrued salaries, wages and related taxes                                        1,597,771
   Other                                                                                6,978
                                                                                 ------------
          Total current liabilities                                                10,750,696

Deferred income taxes (Note 7)                                                        944,350

Long-term debt, net of current portion (Note 4)                                     8,710,019
                                                                                 ------------


                                        2

         Total liabilities                                                         20,405,065

Minority interests                                                                   (380,561)
                                                                                 ------------

Commitments and contingencies (Notes 6 and 9)

Stockholders' equity:
    Common stock, no par value, 100 shares authorized at
       December 31, 1999, 100 shares issued and outstanding                               100
   Retained (deficit)                                                              (5,726,741)
                                                                                 ------------
         Total stockholders' equity                                                (5,726,641)
                                                                                 ------------
              Total liabilities and stockholders' equity                         $ 14,297,863
                                                                                 ============

                   The accompanying notes are an integral part
                    of the consolidated financial statements


                      PNWWC HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1999
                                 --------------



                                                                              1999
                                                                              ----
Revenue:
    Hotel rooms and related services                                      $ 30,721,039
    Management and marketing fees                                            4,923,491
    Other                                                                    1,045,292
    Results of investees, net                                                  145,225
                                                                          ------------

             Total revenue                                                  36,835,047

Costs and expenses:
    Operating expense                                                       21,117,365
    General and administrative expense                                       7,734,584
    Non-operating expenses                                                   2,332,218
    Depreciation and amortization                                            3,596,680
                                                                          ------------

             Total costs and expenses                                       34,780,847

Other:
    Interest expense                                                        (7,060,492)
    Interest income                                                             53,873
                                                                          ------------

             Total other expenses, net                                      (7,006,619)

             Loss before minority
               interests and income taxes                                   (4,952,419)

Loss attributable to minority interests                                        567,522
                                                                          ------------

             Loss before income taxes                                       (4,384,897)

Income tax (provision) benefit (Note 8)
        Current                                                             (1,571,036)
        Deferred                                                             2,796,155
                                                                          ------------
                                                                             1,225,119

                    Net loss                                              $ (3,159,778)
                                                                          ============

                   The accompanying notes are an integral part
                    of the consolidated financial statements



                                         PNWWC HOLDINGS, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                         for the years ended December 31, 1999
                                                     --------------



                                         Common Stock
                                         ------------
                                            Number                           Retained
                                              of                             Earnings/
                                            Shares          Amount           (Deficit)              Total
                                            ------          ------           ---------              -----
Balance January 1, 1999                      100              $100          $ 4,307,008          $ 4,307,108

Distribution of Paramount
    Hotels LLC                                                               (5,249,767)          (5,249,767)

Net loss                                                                     (3,159,778)          (3,159,778)

Distributions                                                                (1,624,204)          (1,624,204)
                                          ------            ------          -----------          -----------

Balance December 31, 1999                    100              $100          $(5,726,741)         $(5,726,641)
                                          ======            ======          ===========          ===========

                   The accompanying notes are an integral part
                    of the consolidated financial statements


                                         PNWWC HOLDINGS, INC. AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENT OF CASH FLOWS
                                          for the year ended December 31, 1999
                                                     --------------

                                                                                                    1999
                                                                                                    ----
Cash flows from operating activities:
   Net loss                                                                                     $(3,159,778)
   Adjustments to reconcile net loss to net
      cash provided by operating activities:
      Minority interests                                                                            567,522
      Spin out of Paramount Hotels, LLC                                                          (3,097,282)
      Deferred income taxes, net                                                                    903,450
      Equity income of investee                                                                     (17,725)
      Write off of notes receivable                                                                 410,194
      Depreciation and amortization                                                               3,596,680
      Changes in:
         Accounts receivable                                                                        202,655
         Operating supplies                                                                           3,067
         Prepaid expenses                                                                            19,700
         Income taxes payable                                                                     1,655,119
         Accounts payable, accrued liabilities and interest                                          21,724
                                                                                                -----------
           Net cash used in operating activities                                                  1,105,326

Cash flows from investing activities:
   Additions to property, furniture and equipment                                                (4,632,094)
   Investments in projects                                                                         (305,000)
   Proceeds from sale of membership units                                                           247,500
   Acquisition costs, goodwill and deferred charges                                                (791,076)
   Addition to lease purchase option                                                               (118,806)
   Acquisition of deferred charges                                                                   (6,309)
   Issuance of notes receivable                                                                    (205,000)
                                                                                                -----------
         Net cash used in investing activities                                                   (5,810,785)

Cash flows from financing activities:
   Principal payments on long-term debt                                                          (3,015,767)
   Cash spun out to Paramount Hotels, LLC                                                        (2,152,485)
   Payments on capital lease                                                                        (57,208)
   Proceeds from debt                                                                             4,500,000
   Distributions                                                                                 (1,624,204)
                                                                                                -----------
           Net cash provided by financing activities                                             (2,349,664)
                                                                                                -----------

Net increase/(decrease) in cash and cash equivalents                                             (7,055,123)

Cash and cash equivalents:
   Beginning of period                                                                            7,929,566
                                                                                                -----------
   End of period                                                                                $   874,443
                                                                                                ===========

-----------------------------------------------------------------------------------------------------------
Supplemental information:
   Cash paid during the year for
      Interest                                                                                  $ 3,026,267
                                                                                                ===========
      Taxes                                                                                     $   271,364
                                                                                                ===========

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                      PNWWC HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ----------------


1.       PNWWC Holdings, Inc. and Significant Accounting Policies:
         --------------------------------------------------------

         On December 30, 1999 WC Coast Holdings , Inc. ("WC Coast") was merged into and with PNW Holdings, Inc. On that date PNW Holdings, Inc. changed its name to PNWWC Holdings, Inc. ("PNWWC"). PNWWC owns 80% of WestCoast Hotels, Inc. and its subsidiaries ("WestCoast Hotels"). WestCoast Hotels owns and operates hotel properties and invests in hotel and commercial real estate properties in the western United States. WestCoast Hotels also provides management, property development and consulting services to hotels.

         On July 18, 1997 the Stockholders of WestCoast Hotels sold the three outstanding shares of stock of WestCoast Hotels to WC Coast for an amount stipulated in the Equity Restructuring Agreement. WC Coast and WestCoast Hotels entered into an exchange agreement whereby WC Coast remitted the three reacquired shares in exchange for 8,000 shares of Class A common stock of WestCoast Hotels.

         The former Stockholders of WestCoast Hotels contributed $1,000 each to acquire 1,000 shares each of Class B common stock of WestCoast Hotels. The difference between the Class A and Class B common stock, is that in the event of a liquidation, the Class A stock will receive a $6,000,000 preferential distribution before any other distribution of net assets. After the preferential distribution to the Class A stockholders, all further distributions would be allocated on the relative percentage of ownership. The twenty percent interest that the former Stockholders has in the consolidated balance sheet and results of operations of PNWWC is reflected as part of the minority interest line items in the Balance Sheet and Consolidated Statement of Operations of PNWWC.

         All of the stock of WestCoast Hotels was pledged as security for the $4,500,000 bridge loan from a bank which was paid January 3, 2000.

         On December 31, 1999, WestCoast Hotels formed Paramount Hotels, LLC ("Paramount LLC") into which the assets of several subsidiaries corporations were contributed. Federal income taxes are due on the net amount of the excess of the fair market value of the assets contributed to Paramount LLC and the Company's bases. Immediately following the formation of Paramount LLC, it was spun out to the majority shareholder of PNWWC. The balance sheet of PNWWC as of December 31, 1999 includes the remaining assets, liabilities and net equity of PNWWC and subsidiaries. The Statement of Operations for the year ended December 31, 1999 includes the consolidated results of operations of the assets of PNWWC and Paramount LLC.

         Effective December 31, 1999, Cavanaughs Hospitality Corporation purchased all of the outstanding shares of PNWWC Holdings, Inc. and the remaining 20% of outstanding shares of WestCoast Hotels, Inc. from its other shareholders.

         Principle of Consolidation
         --------------------------

         The consolidated balance sheet for the year ended December 31, 1999 includes the accounts of PNWWC, WestCoast Hotels and its subsidiaries after the spin-out of Paramount LLC. The consolidated statement of operations includes the results of operations for PNWWC, WestCoast Hotels and its subsidiaries for the entire year ended December 31, 1999. All significant intercompany transactions have been eliminated.

                                    Continued

                      PNWC HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                ----------------


1.       WestCoast Holdings, Inc. and Significant Accounting Policies,
         -------------------------------------------------------------
         Continued:
         ----------

         Management Estimates
         --------------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Operating Supplies
         ------------------

         Operating supplies which consists primarily of food, beverage and par stock inventory are stated at the lower of cost or market, determined on a first-in, first-out basis.

         Properties
         ----------

         Properties are stated at cost. Additions, improvements and expenditures which increase an asset's useful life are capitalized. Maintenance and repairs are charged to expense as incurred.

         Properties are depreciated using the straight-line method over estimated useful lives as noted in the following schedule:

                    Description                                        Years
                    -----------                                        -----

                    Building                                            40
                    Leased facilities                                    5
                    Equipment and furniture                              5

         The cost and related accumulated depreciation of assets sold or retired are removed from the accounts and gains or losses are included in the results of operations.

         In accordance with Financial Accounting Standards Board Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of ("SFAS 121") PNWWC has determined that the assets of PNWWC have not been impaired and the recorded values do not exceed expected recoverable amounts.

         Deferred Charges
         ----------------

         Deferred charges at December 31, 1999, include costs associated with the acquisition of management and marketing contracts and long-term financing; legal fees and other costs incurred in the organization of companies that are amortized over five years; and lease acquisition fees that are amortized over the term of the lease.

         Investments
         -----------

         The investment in the limited liability company in which WestCoast Hotels has 50% interest is consolidated. Investment in a partnership over which WestCoast Hotels can exercise significant influence is accounted for by the equity method, under which WestCoast Hotels recognizes their proportionate share of partnership earnings and treats distributions as a reduction in their



                                   Continued

                      PNWC HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                ----------------

         investment. Investments in partnerships over which WestCoast Hotels can not exercise significant influence are accounted for by the cost method, under which earnings are recognized to the extent of WestCoast Hotels' proportionate share of partnership distributions.

1.       WestCoast Holdings, Inc. and Significant Accounting Policies,
         -------------------------------------------------------------
         Continued:
         ----------

         The following is a summary of the financial position and results of operations of Vance Hotel Limited Partnership, E. P. Acquisitions Limited Partnership and Shoreview Associates Limited Partnership at December 31, 1999.

                                                                 Vance             E.P.              Shoreview
                                                                 Hotel         Acquisitions         Associates
                                                                Limited           Limited             Limited
                                                              Partnership       Partnership         Partnership
                                                              -----------       -----------         -----------
                  Properties, net                            $  5,994,695       $1,893,164         $12,426,290
                  Other assets                                  1,320,847          629,712           1,089,838
                                                             ------------       ----------         -----------
                      Total assets                           $  7,315,542       $2,522,876         $13,516,128
                                                             ============       ==========         ===========

                  Mortgage payable                            $12,279,188       $3,044,746         $ 6,821,338
                  Other liabilities                               290,759          278,412             229,409
                                                             ------------       ----------         -----------
                      Total liabilities                        12,569,947        3,323,158           7,050,747

                  Partners' capital                            (5,254,405)        (800,282)          6,465,381
                                                             ------------       ----------         -----------

                  Total liabilities and
                      partners' capital                      $  7,315,542       $2,522,876         $13,516,128
                                                             ============       ==========         ===========

                  Revenue                                    $  4,473,383       $2,485,637         $ 5,210,818
                  Expenses                                      3,647,807        2,527,124           4,955,853
                                                             ------------       ----------         -----------
                      Net Income/(loss)                      $    825,576       $  (41,487)        $   254,965
                                                             ============       ==========         ===========

         Minority Interests in Consolidated Entities
         -------------------------------------------

         Minority interests represent minority stockholders' proportionate share of equity that is consolidated with PNWWC. Minority interests were reduced below zero because of losses allocated to minority owners who are at risk for such losses.

         Goodwill
         --------

         In December 1999 a 90% owned subsidiary was merged into WestCoast Hotels. The Company has recorded $791,076 as goodwill for the excess of purchase price over the 10% minority interest net equity and recorded a liability for $800,000 for the purchase of the 10% minority interest.

         Advertising
         -----------

         Advertising costs are expensed as incurred. Advertising expense for the year ended December 31 1999 were approximately $834,000.

         Income Taxes
         ------------


                                   Continued

                      PNWC HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                ----------------

         Deferred income taxes are recorded using the liability method to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting bases. Deferred taxes result primarily from timing differences between the tax and book bases of assets and various other timing differences.

1.       WestCoast Holdings, Inc. and Significant Accounting Policies,
         --------------------------------------------------------------
         Continued:
         ---------

         Statement of Cash Flows
         -----------------------

         For purposes of the statements of cash flows, PNWWC considers all highly liquid investments with original maturities of 90 days or less as cash equivalents. Noncash financing activities for the year ended December 31, 1999 consisted primarily of the spin out of the assets, liabilities and equity of Paramount LLC and the payment of $1,000,000 of distributions with a note receivable from an affiliate of a subsidiary of Paramount LLC.

         Restricted Cash
         ---------------

         Restricted cash consists of amounts held by lenders as impound accounts for future payment of property taxes, insurance, mortgage principal and interest and property improvements.

         Fair Value of Financial Instruments
         -----------------------------------

         Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized, for financial statement purposes. Disclosure about fair value of financial instruments is based on pertinent information available to management at December 31, 1999. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented are not necessarily indicative of the amount which could be realized on disposition of the financial instruments. The use of different market assumptions and/or estimation methods may have a material effect on the estimated fair value amounts. Management believes that the fair value of cash and cash equivalents approximates carrying value based upon high liquidity of the instruments. Management estimates that fair value of notes receivable approximates carrying value based on the borrowers effective borrowing rate for issuance of notes receivable with similar terms and remaining maturities; notes payable approximates carrying value based on PNWWC's effective borrowing rate for issuance of debt with similar terms and remaining maturities.

         Impact of New Accounting Standards
         ----------------------------------

         Financial Accounting Standards Board No. 130, "Reporting Comprehensive Income" ("SFAS 130") requires that comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for the financial statement, but requires that an enterprise display net income as a component of comprehensive income in the financial statement. Comprehensive income is defined as the change in equity of a business enterprise arising from non-owner resources. The classifications of comprehensive income under current accounting standards includes foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. PNWWC had no comprehensive income for the year ended December 31, 1999.


                                   Continued

                      PNWC HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                ----------------


         Year 2000
         ---------

         PNWWC has initiated actions to address the year 2000 issue. Compliance work was substantially completed by the end of calendar 1999. Total costs associated with those efforts, which were charged to operations as incurred, did not have a material impact on PNWWC's financial results.

2.       Management and Consulting Agreements:
         ------------------------------------

         Management and Consulting Services: In addition to owning hotel properties, WestCoast Hotels also manages and markets hotels under the "WestCoast Hotels" name, and provides development consulting services to hotel properties under construction or renovation. Included in revenues are fees resulting from these services of approximately $4,948,700 during 1999. Certain management contracts are with hotels that are partially owned by officers or affiliates of WestCoast Hotels. Revenues from these management and marketing contracts of these related party properties was approximately $1,726,500 for the year ended December 31, 1999. Total trade receivables outstanding from such related party properties for services were approximately $508,000 at December 31, 1999. Because WestCoast Hotels manages these hotels, WestCoast Hotels does not expect any credit losses associated with these receivables.

         Consulting Agreements: WestCoast Hotels has consulting agreements for development services provided by outside consultants . The fees for those services are based on revenues received from management fees of WestCoast Hotels. WestCoast Hotels incurred an expense of approximately $255,738 in 1999 under those agreements.

         Future minimum payments under that consulting agreement have been included in the following schedule at the same payment level experienced during the year ended December 31, 1999. Estimated annualized amounts due under these consulting agreements are as follows:

                                        2000                            $252,004
                                        2001                            $225,336
                                        2002                            $172,000
                                        2003                            $172,000
                                        2004                            $172,000


3.       Notes Receivable:
         ----------------

         Notes receivable at December 31, 1999 consist of the following:
                                                                                                            1999
                                                                                                            ----
             Note receivable, non-interest bearing due on demand                                          $100,000

             Note receivable, with interest at 5% per annum due December 31, 2004                          105,000
                                                                                                          --------

                                                                                                          $205,000
                                                                                                          ========

                                   Continued

                      PNWC HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                ----------------

4.       Long-Term Debt:
         --------------

         Long-term debt consists of the following at December 31:

                                                                                                           1999
                                                                                                           ----
         Mortgage payable, with interest at 8%, monthly principal and interest payments of approximately $53,517 due July 2005, collateralized by a deed of trust on certain real property and guaranteed by
             WestCoast Hotels                                                                          $ 5,309,833
         Commercial loan with a maximum face amount of $2,650,000, payable in monthly installments of interest only at LIBOR plus 2.5% (7.75% at
             December 31, 1999) plus annual installments of $200,000, due
             October 31, 2002, paid January 3, 2000                                                      2,450,000
         Note payable to lessor, with interest at 7.42%, principal and interest
             of approximately $20,300 due monthly, balance due December, 2003.                           1,396,024
         Bridge loan from a bank with interest at 8.5% paid January 3, 2000                              4,500,000
                                                                                                       -----------
                                                                                                        13,655,857

             Less current portion                                                                       (4,945,838)
                                                                                                       -----------
                                                                                                       $ 8,710,019
                                                                                                       ===========

         Certain loan agreements contain various restrictive covenants that would cause payment on the debt to be accelerated if, among other items, WestCoast Hotels or the guarantors of the debt fail to make payments to creditors when due, or experience material adverse changes in their financial condition.

         The commercial loan with a maximum face amount of $2,650,000 was paid on January 3, 2000. Future required principal payments on the notes as follows excludes the required payments for that note:

                    2000                                                               $4,745,838
                    2001                                                                  266,750
                    2002                                                                  288,775
                    2003                                                                1,615,333
                    2004                                                                  310,313
                    Thereafter                                                          3,978,848

                                   Continued

                      PNWC HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                ----------------


5.       Properties:
         ----------

         Properties consist of the following as of December 31:
                                                                                                   1999
                                                                                                   ----
             Buildings                                                                         $ 7,522,424
             Leased facilities                                                                   2,774,129
             Equipment and furniture                                                             2,526,479
                                                                                               -----------
                                                                                                12,823,032

             Less accumulated depreciation                                                      (4,538,545)
                                                                                               -----------

                                                                                               $ 8,284,487
                                                                                               ===========

6.       Lease Arrangements:
         ------------------

         Bellevue Inn Hotel - WestCoast Hotels is a 50% member of a limited liability company which assumed a hotel lease with purchase option agreement for buildings, improvements, furnishings, equipment and machinery and real property located in Bellevue, Washington on October 1, 1997 for a payment of $1,991,906. The acquisition cost of the lease agreement is being amortized over remaining term of the lease. The term of the lease is for seven years, and has an origination date of January 1, 1997. The lease terminates on December 31, 2003. WestCoast Hotels pays the landlord equal monthly payments of $27,951 plus "Additional Rent". Additional Rent (as defined in the hotel lease with purchase option agreement) is equal to the costs of management, operation and maintenance of the property including, debt service payments, reserves for taxes and insurance, licensee and royalty fees, lease payments for equipment, wages and salaries and other direct and indirect costs of employees, utilities, repairs and all maintenance costs and all costs of renovation and alterations to the property.

         Under the terms of the Lease Agreement, WestCoast Hotels was required to fund $2,000,000 of improvements to the hotel. In July, 1998 the first mortgage on the Hotel was refinanced by the Lessor for $10,150,000. $2,200,000 of the amount was held in escrow at the mortgage lender to be used to fund the improvements required by the lease. The Lessor issued a note to WestCoast Hotels for that amount less the amount of payments that had been made on the existing indebtedness since the lease inception date. At December 31, 1999, $2,630,377 had been spent on the property renovation. Those improvements may not be removed by WestCoast Hotels and becomes the property of the landlord. WestCoast Hotels has guaranteed the payment of the required mortgage loan payments during the term of the lease. The Landlord has granted WestCoast Hotels an option to purchase the building, improvements, furnishings, equipment and machinery and real property between January 1, 2000 and July 1, 2002 for a specific price as set forth in the amended hotel lease and purchase option agreement. Lease expense for the year ended December 31, 1999 was approximately $994,082.

         Other Operating Leases
         ----------------------

         WestCoast Hotels has other operating lease agreements, expiring through 2024, as lessee for properties, vehicles and equipment, all of which are operating leases. Rental expense relating to

                                   Continued

                      PNWC HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                ----------------

         these and other rental agreements including the Bellevue Inn Hotel lease was approximately $1,349,000 in 1999. Future minimum payments on leases over the remaining lease terms are as follows:

                               2000                                       $1,218,640
                               2001                                       $1,118,640
                               2002                                       $1,094,044
                               2003                                       $1,060,802
                               2004                                       $  104,874
                               Thereafter                                 $2,097,480


7.       Income Taxes:
         ------------

         Major components of the income tax provision as of December 31, 1999 and for the year then ended are:


                                                                             1999
                                                                             ----
             Current:
                    Federal expense                                     $  1,283,321
                    State expense                                            287,715
             Deferred benefit                                             (2,796,155)
                                                                        -------------
                                                                        $ (1,225,119)
                                                                        ============

         The income tax provision for the year ended December 31, 1999 differs from the amount calculated using the federal statutory rate applied to income before income taxes as follows:

                                                                             1999
                                                                             ----
             Benefit at federal statutory rate                           $(1,683,822)
             State taxes net of federal benefit                              189,892
             Net timing difference on assets                                 268,811
                                                                         -----------

                                                                         $(1,225,119)
                                                                         ===========

         Components of the net deferred tax liability as of December 31, 1999 are as follows:

                                                                              1999
                                                                              ----
             Depreciation on property and equipment                        $(542,321)
             Goodwill on purchase of minority interest                      (272,000)
             Other                                                          (130,029)
                                                                           ---------

                                                                           $(944,350)
                                                                           =========

                                   Continued

                      PNWC HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                ----------------


         At December 31, 1999, PNWWC has no net operating loss carryforwards for regular or alternative minimum tax purposes and no unused rehabilitation investment tax credit. At December 31, 1999, PNWWC has no alternative minimum tax credits against future ordinary income taxes.

8.       Pension Plan:
         ------------

         Salaried employees of WestCoast Hotels are covered by a defined contribution and profit sharing plan which includes features described in Section 401(k) of the Internal Revenue Code. WestCoast Hotels contributed $214,058 to the plan in 1999.

         Union employees at certain properties participate in a defined benefit, multi-employer pension plan. WestCoast Hotels contributed $125,868 to this plan in 1999.

         Employees of two properties (one consolidated with PNWWC at December 31 ,1999 and one that was spun out with Paramount Hotels LLC) are covered by a defined contribution and profit sharing plan which includes features described in Section 401(k) of the Internal Revenue Code. WestCoast Hotels contributed $36,934 to these plans in 1999.




                                   Continued

                      PNWC HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                ----------------



9.       Commitments and Contingencies:
         -----------------------------

         WestCoast Hotels guarantees the debt of an affiliate of Paramount LLC which owns and operates hotel properties that WestCoast Hotels markets. Total debt guarantee at December 31, 1999 was approximately $13.4 million. This guarantee is backed by a standby letter of credit purchased by Paramount LLC from a bank, for the full amount in favor of WestCoast Hotels.

         Shareholder Agreement: The Shareholder Agreement between WC Coast (the Class A shareholder), WestCoast Hotels and the Class B shareholders provides for a first right of refusal to the Class B shareholders in the event that WC Coast offers WestCoast Hotels for sale. The Shareholder Agreement also provides for a preferential distribution of $6,000,000 to Class A shareholders in the event of a liquidation or sale of WestCoast Hotels. This agreement was terminated on December 31, 1999.

         Foreign Development Rights Agreement: The Foreign Development Rights Agreement was modified July 18, 1997. The amended agreement required monthly payments of $91,666 for five years to WC Coast. Under certain conditions of profitability, WestCoast Hotels may have deferred certain payments. WC Coast was engaged to identify properties outside the United States and Canada as potential subjects for management contracts between WestCoast Hotels and the property owners. The agreement was cancelled December 31, 1999.

         Employment Contracts:

         WestCoast Hotels entered into employment contracts with the Class B shareholders. The agreements commenced on July 18, 1997 and expire on May 31, 2005 unless terminated by WestCoast Hotels prior to that date. The agreements provide for a base salary plus incentive compensation and other benefits in addition to an agreement not to compete. The agreements were cancelled December 31, 1999.


10.      Stock Option Plan:
         -----------------

         During the year ended December 31, 1998 WestCoast Hotels implemented a stock option plan for certain employees. Under the terms of the plan, certain employees were granted a total of 5,000 shares with a vesting period of five years. The market price of the of the options at the date of grant exceeded the exercise price. In December, 1999 WestCoast Hotels terminated the plan. PNWWC has recorded a charge to operations and an corresponding liability of $1,000,000 in satisfaction of the termination of the plan. The liability was paid January 3, 2000.



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